Exhibit 99.1

500 Glenpointe Centre West
Teaneck, NJ 07666

CONTACT: Gordon Coburn
FOR IMMEDIATE RELEASE	Chief Financial Officer & Operating Officer
201-678-2712

Investors: Gordon McCoun/Christina Corcoran
Press: Brian Maddox/Scot Hoffman
Financial Dynamics
212-850-5600
scot.hoffman@fd.com

COGNIZANT REPORTS RECORD THIRD QUARTER RESULTS

*Revenue Growth in Europe Continues to Accelerate, Accounts for 17% of Total Revenue

* Raises Outlook for Full-Year 2007 Revenue and EPS

Teaneck, NJ – November 6, 2007 – Cognizant Technology Solutions Corporation (NASDAQ: CTSH), a leading provider of IT and business process outsourcing services, today announced its financial results for the three and nine months ended September 30, 2007. All share and per share amounts for the prior year periods presented have been adjusted to reflect the 2-for-1 stock split, effective October 16, 2007.

Highlights – Third Quarter 2007

•	Quarterly revenue increased to $558.8 million, up 48% from the year-ago quarter.

•	Quarterly diluted EPS on a GAAP basis was $0.32, compared to $0.20 in the year-ago quarter.

•	Quarterly diluted EPS on a non-GAAP basis was $0.34, excluding stock-based compensation expense of $0.02, compared to $0.23 in the year-ago quarter.

Revenue for the third quarter of 2007 increased to $558.8 million, up 8% sequentially from $516.5 million in the second quarter of 2007, and up 48% from $377.5 million in the third quarter of 2006. GAAP net income was $96.2 million, or $0.32 per diluted share, compared to $61.0 million, or $0.20 per diluted share, in the third quarter of 2006. Diluted earnings per share on a non-GAAP basis was $0.34. GAAP operating margin for the quarter was 18.1%. Excluding stock based compensation expense of $9.2 million, non-GAAP operating margin was 19.7%, at the upper end of the Company’s targeted 19-20% range. The results include a one-time tax benefit of $2.8 million and a pre-tax foreign exchange gain of $2.6 million. Reconciliations of these non-GAAP financial measures to GAAP operating results and diluted EPS are included at the end of this release.

“We are very pleased with our third quarter financial performance, which was driven by strong organic revenue growth across our diverse platform of industries, service offerings and geographies,” said Francisco D’Souza, President and CEO of Cognizant. “Our results continue to underscore the success of our focused investment strategy and our ability to capitalize on the most strategic opportunities for Cognizant’s future growth. This is particularly evident in the growth of our European business, where revenue grew over 90% year-over year, and rose 24% sequentially to account for 17% of total revenue for the third quarter. Our performance during the quarter also further highlights our track record of operational excellence. We executed on our plan to offset the current macroeconomic headwinds and successfully delivered operating margins at the high end of our target range and EPS above our guidance.”

Mr. D’Souza continued, “During our recently concluded North American user conference, the significant majority of customers responding to a survey indicated that they expect their 2008 IT budgets to stay unchanged or to increase. Furthermore, respondents indicated that an increasing portion of their overall IT budgets in 2008 will be directed to outsourcing. The results from this formal survey and other feedback from our clients give us optimism about our growth opportunities for 2008. As we move forward into next year, we are very confident in the long-term strength of our business model and the broad-based foundation we have in place to meet the sustained strong demand we anticipate from both new and existing customers.”

Highlights – Nine Months Ended September 30, 2007

•	Revenue increased to $1.54 billion, up 54% from the year-ago period.

•	Diluted EPS on a GAAP basis was $0.83, compared to $0.54 in the year-ago period.

•	Diluted EPS on a non-GAAP basis was $0.90, excluding stock-based compensation expense of $0.07, compared to $0.61 in the year-ago period.

Revenue for the nine months ended September 30, 2007 increased to $1.54 billion, up 54% from $999.8 million in the same period of 2006. GAAP net income was $253.9 million, or $0.83 per diluted share, compared to $163.3 million, or $0.54 per diluted share, in the same period of 2006. Diluted earnings per share on a non-GAAP basis was $0.90. GAAP operating margin was 17.9%. Excluding stock based compensation expense of $26.1 million, non-GAAP operating margin was 19.6%. Reconciliations of these non-GAAP financial measures to GAAP operating results and diluted EPS are included at the end of this release.

2007 Outlook – Fourth Quarter & Full Year

Based on current visibility, the Company is now providing the following guidance:

•	Fourth quarter 2007 revenue anticipated to be between $590 million and $595 million.

•	Fourth quarter 2007 diluted EPS expected to be $0.31 on a GAAP basis, and $0.34 on a non-GAAP basis, which excludes a stock-based compensation expense of $0.03.

•	Fiscal 2007 revenue expected to be between $2.125 billion and $2.13 billion, up over 49% compared to 2006.

•	Fiscal 2007 diluted EPS expected to be $1.14 on a GAAP basis, and $1.24 on a non-GAAP basis, which excludes the impact of stock-based compensation expense of approximately $0.10.

•	Total headcount by end of 2007 expected to be approximately 55,000, reflecting the Company’s plan to increase utilization throughout the remainder of the year.

“Our third quarter results are a testament to our ability to utilize operating levers to manage the business effectively while continuing to invest in Cognizant's growth platform,” said Gordon Coburn, Chief Financial and Operating Officer. “During the quarter, we continued to focus on optimizing our business model to meet changing market conditions and delivered sequential margin expansion. We also ended the quarter with more than $800 million in cash and short-term investments on our balance sheet, leaving us well positioned with the financial flexibility to make ahead of the curve investments in our people, capabilities and infrastructure to further differentiate Cognizant in the marketplace. Based on our visibility into next year and initial feedback from our clients on anticipated spending plans for 2008, we are very confident in our growth potential moving forward.”

Conference Call

Cognizant will host a conference call November 6, at 10:00 a.m. (ET) to discuss the Company’s quarterly results. To listen to the call please dial (888) 652-6834 domestically or (706) 679-3288 internationally. The call will also be broadcast live via the Internet at Cognizant’s web site, www.cognizant.com. Please go to the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software. A replay will be made available on the web site at www.cognizant.com or by calling (800) 642-1687 for domestic callers and (706) 645-9291 for international callers and entering “18784195” from two hours after the end of the call until 11:59 p.m. (ET) on November 13, 2007.

About Cognizant Technology Solutions

Cognizant (NASDAQ: CTSH) is a leading provider of information technology, consulting and business process outsourcing services. Cognizant’s single-minded passion is to dedicate our global technology and innovation know-how, our industry expertise and worldwide resources to working together with clients to make their businesses stronger. With more than 35 global delivery centers and over 50,000 employees, we combine a unique onsite/offshore delivery model infused by a distinct culture of customer satisfaction. A member of the NASDAQ-100 Index and S&P 500 Index, Cognizant is a Forbes Global 2000 company and is ranked among the top information technology companies in BusinessWeek’s Info Tech 100, Hot Growth and Top 50 Performers listings. Visit us online at www.cognizant.com.

Forward-Looking Statements

This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed in our most recent Form 10-K and other filings with the Securities and Exchange Commission. Cognizant undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

About Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: non-GAAP operating margin and non-GAAP diluted earnings per share. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures, the financial statements prepared in accordance with GAAP and reconciliations of Cognizant’s GAAP financial statements to such non-GAAP measures should be carefully evaluated.

We seek to manage the company to targeted operating margin, excluding stock-based compensation costs, of 19% to 20% of revenues. Accordingly, we believe that non-GAAP operating margin and non-GAAP diluted earnings per share, excluding stock-based compensation costs, are meaningful measures for investors to evaluate our financial performance. For our internal management reporting and budgeting purposes, we use financial statements that do not include stock-based compensation expense related to employee stock options and employee stock purchases for financial and operational decision making, to evaluate period-to-period comparisons and for making comparisons of our operating results to that of our competitors. Moreover, because of varying available valuation methodologies and the variety of award types that companies can use under FAS 123R, we believe that providing non-GAAP financial measures that exclude stock-based compensation allows investors to make additional comparisons between our operating results to those of other companies. Accordingly, we believe that the presentation of non-GAAP operating margin and non-GAAP diluted earnings per share, when read in conjunction with our reported GAAP results, can provide useful supplemental information to our management and investors regarding financial and business trends relating to our financial condition and results of operations.

A limitation of using non-GAAP operating margin and non-GAAP diluted earnings per share versus operating margin and diluted earnings per share calculated in accordance with GAAP is that non-GAAP operating margin and non-GAAP diluted earnings per share excludes a cost, namely, stock-based compensation, that is recurring. Stock-based compensation has been and will continue to be for the foreseeable future a significant recurring expense in our business. In addition, other companies may calculate non-GAAP financial measures differently than us, thereby limiting the usefulness of these non-GAAP financial measures as a comparative tool. We compensate for this limitation by providing specific information regarding the GAAP amounts excluded from non-GAAP operating margin and non-GAAP diluted earnings per share and evaluating such non-GAAP financial measures with financial measures calculated in accordance with GAAP.

-tables to follow-

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Revenues	$558,837	$377,522	$1,535,621	$999,837
Operating Expenses:
Cost of revenues (exclusive of depreciation and amortization expense shown separately below)	317,286	208,427	864,521	555,335
Selling, general and administrative expenses	126,551	91,470	356,514	238,219
Depreciation and amortization expense	13,870	8,861	39,183	23,692

Income from operations	101,130	68,764	275,403	182,591

Other income (expense), net:
Interest income	7,917	4,787	21,038	12,077
Other income / (expense), net	2,644	(611)	3,156	856

Total other income / (expense), net	10,561	4,176	24,194	12,933

Income before provision for income taxes	111,691	72,940	299,597	195,524
Provision for income taxes	15,537	11,913	45,720	32,262

Net income	$96,154	$61,027	$253,877	$163,262

Basic earnings per share (1)	$0.33	$0.22	$0.88	$0.58

Diluted earnings per share (1)	$0.32	$0.20	$0.83	$0.54

Weighted average number of common shares outstanding	289,559	282,405	287,823	280,939

Weighted average number of common and dilutive shares outstanding	304,564	301,671	304,059	300,455

Note:

(1)	Reflects a 2-for-1 stock split effected by a 100% stock dividend paid on October 16, 2007.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (Unaudited)

(In thousands)

	September 30, 2007	December 31, 2006
Assets
Current Assets
Cash and cash equivalents	$296,488	$265,937
Short-term investments	512,768	382,222
Trade accounts receivable, net of allowances of $6,203 and $3,719, respectively	372,061	259,210
Unbilled accounts receivable	56,440	39,265
Deferred income tax assets, net	69,175	61,257
Other current assets	46,662	32,500

Total Current Assets	1,353,594	1,040,391
Property and equipment, net	291,629	220,154
Goodwill	43,596	27,190
Other Intangible assets, net	14,156	20,463
Deferred income tax assets, net	8,632	1,024
Other assets	27,406	16,759

Total Assets	$1,739,013	$1,325,981

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$29,775	$27,839
Deferred revenue	19,069	19,401
Accrued expenses and other liabilities	237,510	202,263

Total Current Liabilities	286,354	249,503
Other noncurrent liabilities	9,152	2,979

Total Liabilities	295,506	252,482

Stockholders' Equity	1,443,507	1,073,499

Total Liabilities and Stockholders' Equity	$1,739,013	$1,325,981

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures

(In thousands, except per share data)

	Three Months Ended September 30,				Three Months Ended September 30,
	2007 GAAP	2007 Adjustments		2007 Non-GAAP	2006 GAAP	2006 Adjustments		2006 Non-GAAP
Income from operations	$101,130	$9,155	(b)	$110,285	$68,764	$7,470	(d)	$76,234

Operating margin	18.1%	1.6%	(b)	19.7%	18.2%	2.0%	(d)	20.2%

Diluted earnings per share (a)	$0.32	$0.02	(f)	$0.34	$0.20	$0.03	(f)	$0.23

	Nine Months Ended September 30,				Nine Months Ended September 30,
	2007 GAAP	2007 Adjustments		2007 Non- GAAP	2006 GAAP	2006 Adjustments		2006 Non- GAAP
Income from operations	$275,403	$26,105	(c)	$301,508	$182,591	$21,841	(e)	$204,432

Operating margin	17.9%	1.7%	(c)	19.6%	18.3%	2.1%	(e)	20.4%

Diluted earnings per share (a)	$0.83	$0.07	(f)	$0.90	$0.54	$0.07	(f)	$0.61

Notes:

(a)	Reflects a 2-for-1 stock split effected by a 100% stock dividend paid on October 16, 2007.
(b)	Adjustment to exclude stock-based compensation of $9,155 from income from operations of which $4,315 was reported in cost of revenues and $4,840 was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.
(c)	Adjustment to exclude stock-based compensation of $26,105 from income from operations of which $12,411 was reported in cost of revenues and $13,694 was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.
(d)	Adjustment to exclude stock-based compensation of $7,470 from income from operations of which $3,441 was reported in cost of revenues and $4,029 was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.
(e)	Adjustment to exclude stock-based compensation of $21,841 from income from operations of which $9,920 was reported in cost of revenues and $11,921 was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.
(f)	Adjustment to exclude the per share effect of stock-based compensation expense net of the related tax benefit.